SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 2003

                                 MEDIFAST, INC.
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             (Exact name of registrant as specified in its charter)

            Delaware                      000-23016                13-3714405
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  (State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation or organization)                                   Ident. No.)

        11445 Cronhill Drive, Owing Mills, Maryland             21117
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         (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (410)-581-8042
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         (Former name or former address, if changed since last report.)



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Item 4.  Changes in Registrant's Certifying Accountant

         Medifast, Inc. ("Company") (AMEX:MED) accountant, Wooden & Benson, Chartered resigned and will no longer represent the company as of December 10, 2003. The resignation was due to the fact that Wooden & Benson, Chartered is being acquired by a larger firm as of January 1, 2004 and will no longer be auditing public companies. Such accountants report on the Registrant's financial statements for the past three years, and any subsequent interim period through the date of resignation, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's relationship there were no disagreements or reportable events with such accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The name and address of Registrant's new accountant is as follows:

Bagell, Josephs & Company, a member of the BDO Seidman Alliance, High Ridge Commons, Suites 400-403 200 Haddonfield, Berlin Road Gibbsboro, NJ 08026 (856) 346-2828. Medifast, Inc. has engaged the new accountants effective December 10, 2003. The Medifast, Inc. auditing committee approved the change of accountants.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MEDIFAST, INC.

Dated:  December 10, 2003
                                            /s/  Bradley T. MacDonald
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                                            Bradley T. MacDonald
                                            Chairman and Chief Executive Officer


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